Exhibit (h)(1)

SHAREHOLDER SERVICING AGREEMENT

IVY FUNDS, INC.

EXHIBIT B
COMPENSATION

Class A Shares of Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of High Income Fund, Municipal Bond Fund and Municipal High Income Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Capital Appreciation Fund, Core Equity Fund and Tax-Managed Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A shares of Limited-Term Bond Fund ("Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class A Shares of Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares of Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of High Income Fund, Limited-Term Bond Fund, Municipal Bond Fund and Municipal High Income Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Capital Appreciation Fund, Core Equity Fund and Tax-Managed Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of High Income Fund, Limited-Term Bond Fund, Municipal Bond Fund and Municipal High Income Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology, Small Cap Growth Fund, Capital Appreciation Fund, Core Equity Fund and Tax-Managed Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of High Income Fund ("Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Capital Appreciation Fund and Core Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E shares of Limited-Term Bond Fund ("Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class I Shares of All Funds (except Ivy Money Market Fund and Ivy Municipal Bond Fund)

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Class R Shares of Asset Strategy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund and Small Cap Growth Fund (each a "Fund")

An amount payable on the first day of each month equal to 1/12 of .20 of 1% of the average daily net assets of the Class for the preceding month.

Class Y Shares of All Funds

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Reduction Based on Number of Accounts

The above-referenced per account fees for Class A, Class B, Class C, Class E and Advisors Class shall be reduced if the total number of accounts for which WRSCO provides shareholder services reach the following levels:

         A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

         A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E and Advisors Class accounts in each of Ivy Funds and Waddell & Reed Advisors Funds are included. Accounts in Class I, Class R and Class Y of each such Fund and Waddell & Reed InvestEd accounts are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month with the Funds bearing the remainder of the costs charged by the financial services companies. If the aggregate annual rate of the WRSCO transfer agent fee and the costs charged by the financial services companies exceed $18.00 per account for a Fund, the amount in excess of $18.00 will be reimbursed to the Fund by WRSCO.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. If the annual rate of the third party per account charges for a Fund exceeds $18.00 or the annual fee that is based on average net assets exceeds 0.30 of 1% of the average daily net assets of a Fund the amount in excess of these caps will be reimbursed to the Fund by WRSCO.

Fee Schedule Amended and Effective May 18, 2009.